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                                                                   EXHIBIT 10.14

                             AMENDED AND RESTATED
                             --------------------
                SUBORDINATED NOTE PURCHASE AND OPTION AGREEMENT
                -----------------------------------------------

          THIS AMENDED AND RESTATED SUBORDINATED NOTE PURCHASE AND OPTION AGREEMENT (this "Agreement") is made and entered as of December 30, 1996, by and among Univision Communications Inc., a Delaware corporation ("Univision"), Entravision Communications Company, L.L.C., a Delaware limited liability company (the "Company"), KSMS-TV, Inc. ("KSMS"), a Delaware corporation, Tierra Alta Broadcasting, Inc. ("Tierra Alta"), a Delaware corporation, Cabrillo Broadcasting Corporation ("Cabrillo"), a California corporation, Golden Hills Broadcasting Corporation ("Golden"), a Delaware corporation, Las Tres Palmas Corporation ("Las Tres"), a Delaware corporation, Entravision Merger Corp., ("Merger Corp."), a Delaware corporation (each of the Company, KSMS, Tierra Alta, Cabrillo, Golden, Las Tres and Merger Corp. a "Borrower", and collectively, the "Borrowers"), and Walter F. Ulloa, an individual and Philip C. Wilkinson, an individual, as the managing members (the "Managing Members"), and amends and restates in its entirety the SUBORDINATED NOTE PURCHASE AND OPTION AGREEMENT made and entered as of December 30, 1996 (the "Effective Date") among the parties hereto with reference to the following:

                                   RECITALS
                                   --------

          A. Univision has made a Loan to the Company in the principal amount of $3,000,000 which is evidenced by a Subordinated Promissory Note due August 19, 1997 (the "Prior Note").

          B. Univision is to purchase a Non-Negotiable Subordinated Note from the Company in the principal amount of $10,000,000.

          C. The Company desires to sell the Non-Negotiable Subordinated Note to Univision and grant to Univision an option to acquire an equity interest in the Company.

          D. In order to induce Univision to purchase the Non-Negotiable Subordinated Note, the Borrowers wish to make certain representations and warranties to Univision and agree to perform covenants for the benefit of Univision.

          E. In order to induce Univision to purchase the Subordinated Note, the Managing Members of the Company wish to grant to Univision an option to acquire an equity interest in the Borrowers.

                                   AGREEMENT
                                   ---------

          In consideration of the promises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
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          1.   Purchase of Subordinated Note.
               -----------------------------

               1.1  Authorization of Subordinated Note.  Pursuant to the terms
                    ----------------------------------
and conditions contained herein, the Company has authorized the issuance to Univision of a Non-Negotiable Subordinated Note in the form of Exhibit A attached hereto (the "Subordinated Note").

               1.2  Purchase and Sale.
                    -----------------

                    (a) Subject to the terms and conditions hereof, the Company hereby issues and sells to Univision and Univision hereby purchases from the Company, the Subordinated Note for the Purchase Price described in Section 1.2(b).

                    (b) The aggregate purchase price of the Subordinated Note shall equal $7,000,000 and the delivery to the Company for cancellation of the Prior Note (the "Purchase Price").

               2.   Representations and Warranties.  The Subordinated Note has
                    ------------------------------
been authorized by all necessary actions on the part of the Company, and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. This Agreement has been authorized by the Company and each of the Borrowers and is a valid and binding obligation of the Company, each of the Borrowers and each of the Managing Members enforceable against such party in accordance with its terms. As inducement for Univision entering into this agreement and purchasing the Subordinated Note each of the Company and the Borrowers hereby restates and adopt in favor of and for the benefit of Univision the representations and warranties set forth in Section 3 of the Credit Agreement among Union Bank of California, as agent for the Banks who are parties thereto, the Company and the Borrowers dated as of the date hereof, a copy of which is attached hereto as Exhibit B (the "Credit Agreement") and agrees that, until the closing of Reorganization (as hereinafter defined) to not engage in any of the acts or activities described in Section 3 of the Subordinated Note without the consent of Univision in accordance with the terms thereof.

          3.   Univision Option/Anti-Dilution Protection.
               -----------------------------------------

               For the purposes of this Section 3 capitalized terms not defined herein shall have the meaning given to such terms in the Amended and Restated Operating Agreement of the Company, a copy of which is attached hereto as Exhibit C (the "Operating Agreement").

               3.1  Univision Option.  Univision is hereby granted a right to
                    ----------------
acquire an equity interest in the Company (as calculated in Section 3.2 below) through the acquisition of Class A Non-Managing Membership Units for a total exercise price of Ten Million Dollars ($10,000,000) reduced but not below $1, by the payment to Univision of any amounts distributed pursuant to Section 3(a)(iv) of the Subordinated Note as a Prepayment Amount (as defined in the Subordinated
Note) (the "Univision Option"). The Univision Option is exercisable only in its entirety. In light of the unique relationship between Univision and the Company and the special nature of the Univision Option, the Univision Option is not assignable to any third party without

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the consent of the Company, which the Company may withhold in its sole unqualified discretion. The Univision Option is exercisable for a period of twenty-five (25) years from the date hereof (i) at the sole option of Univision or (ii) automatically and mandatorily at any time upon a change of FCC's rules that would permit such conversion without attribution to Univision. Notwithstanding anything to the contrary herein, Univision shall not exercise any of its rights under this provision should such action constitute or result in a change of control of a broadcast station licensee, if such change of control would require, under then existing law, the prior approval of the Federal Communications Commission. In such event, Univision shall only exercise its rights upon the prior consent of the Federal Communications Commission to a request filed with it for transfer of control of the broadcast station licensee. The Option is exercisable only in its entirety, unless the then applicable FCC attribution rules and regulations permit Univision to acquire a lesser percent. Univision shall be permitted to credit the principal sum due under the Subordinated Note to pay the Purchase Price upon Univision's exercise of the Univision Option. This Univision Option shall expire upon the exercise of the Borrower Option, as defined below.

          3.2  Option Percentage.  Upon exercise, the Univision Option shall
               -----------------
entitle Univision to acquire 25.55% of the sum of (i) the Class A and Class C Non-Managing Membership Units currently issued plus (ii) the Class A and Class C Non-Managing Membership Units to be issued upon the Reorganization (as defined below) plus (iii) the Class A Non-Managing Membership Units to be issued to Univision on exercise of the Univision Option (the "Option Percentage"), including those to be issued to Valley Channel in accordance with the Operating Agreement. Univision's Option Percentage shall also proportionately increase upon purchase by the Company of any Class A Non-Managing Membership Units outstanding on the Effective Date or the non-issuance of any Class A Non-Managing Membership Units contemplated to be issued in the Reorganization which are not so issued. There shall be no adjustment related to the option to acquire 11,965 units held by Dr. Armando Navarro.

          3.3  Anti-Dilution Protection.  Univision shall have a right of first
               ------------------------
refusal to purchase any new issuance of Membership Units in the Company pursuant to Section 7(c)(iii) of the Operating Agreement in order to maintain its percentage interest in profits, losses and rights; except for the issuance of non-voting Class D Membership Units to certain managers and employees representing up to a five percent (5%) interest in profits and losses of the Company on a fully diluted basis. Any such additional issuances of equity shall be evidenced by Class B Membership Units pursuant to Section 7(c)(iii) of the Operating Agreement. In connection with any such additional issuance, so long as the Univision Option is outstanding, Univision shall have the right to make an additional long term loan to the Company (the "Additional Loan") in a Proportionate Amount (as hereinafter defined), which Additional Loan shall be on the same terms and conditions as the Subordinated Note and shall be accompanied by additional options to acquire Class B Membership Units (the "Additional Option"), in an amount sufficient to allow Univision to maintain an ownership interest in the Company equal to the then Option Percentage. For purposes of this Section 3.3, "Proportionate Amount" means a principal amount determined by multiplying (i) the amount to be raised by the Company by (ii) Univision's then existing Option Percentage. To the extent that Univision exercises its right to make an Additional Loan, the amount to be raised from the sale of Class B Membership Units shall be decreased by the amount of such Additional Loan. Such rights of first refusal and right to make Additional Loans shall terminate upon a public offering of the Company.

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

          3.4  Manner of Exercising Option.  Upon the exercise of the Univision
               ---------------------------
Option pursuant to Section 3.1 above, Univision shall take the following actions:

               (a) Execute and deliver to the Company an agreement agreeing to be bound by all of the terms and provisions of the then Operating Agreement of the Company in a form reasonably satisfactory to the Company's attorneys;

               (b) Furnish to the Company appropriate documentation that the person or persons exercising the Univision Option on behalf of Univision have the authority to exercise the Univision Option; and

               (c) Deliver the original of the Note marked "cancelled" and "paid in full."

As soon thereafter as practical, the Company shall mail or deliver to Univision, if the Company's membership units are then certificated, a certificate representing the Membership Units so purchased by Univision.

     4.   Borrower Option.
          ---------------

          4.1  Borrower Option.  As inducement for Univision entering into this
               ---------------
agreement and purchasing the Subordinated Note each of the Managing Members hereby grant to Univision the right to purchase the same percentage of the Capital Stock of each of the Borrowers as Univision may from time to time be entitled to purchase from the Company pursuant to Section 3 above (the "Borrower Option"). The Borrower Option is exercisable only in its entirety. In light of the unique relationship between Univision and the Company and the special nature of the Borrower Option, the Borrower Option is not assignable to any third party without the consent of the Company, which the Company may withhold in its sole unqualified discretion. The Borrower Option is exercisable for a period of twenty-five (25) years from the Effective Date at the sole option of Univision and shall expire upon the earlier to occur of (i) the consummation of the transactions contemplated by the Amended and Restated Formation Agreement among the Company and the Borrowers dated as of December 30, 1996 (the "Reorganization") or (ii) the exercise of the Univision Option contained in
Section 3 hereof.

          4.2  Manner of Exercising Borrower Option.  Upon the exercise of the
               ------------------------------------
Borrower Option pursuant to Section 4.1 above, Univision shall take the following actions:

               (a) Furnish to the Company appropriate documentation that the person or persons exercising the Borrower Option on behalf of Univision have the authority to exercise the Borrower Option; and

               (b) Deliver the original of the Subordinated Note.

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

As soon thereafter as practical, the Managing Members shall deliver to Univision securities representing the interests so purchased by Univision.

          Notwithstanding the generality of the foregoing, Univision agrees to cooperate with the Managing Members and the Borrowers in replacing the Borrower Option with options directly from the Borrowers for newly issued securities of Borrowers which would give Univision the same percentage interest in each of the Borrowers after giving effect to the exercise of such options as Univision would have if it exercised its option from the Borrower Option.

     5.   Miscellaneous.
          -------------

          5.1  Further Assurances.  Each party agrees to cooperate fully with
               ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

          5.2  Rights Cumulative.  Each and all of the various rights, powers
               -----------------
and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

          5.3  Notices.  All Notices, demands and requests required by this
               -------
Agreement shall be in writing and shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegram, telegraph, telex or facsimile transmission, addressed to the parties hereto at the addresses set forth on the signature pages hereto. Any party hereto may from time to time by notice in writing served upon the others as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be address or delivered.

          5.4  Captions.  Captions are provided herein for convenience only and
               --------
they are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

          5.5  Severability.  If any clause, provision or section of this
               ------------
Agreement is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

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

          5.6  Governing Law.  This Agreement shall be governed, interpreted,
               -------------
construed and enforced in accordance with the laws of the State of California.

          5.7  Entire Agreement.  This writing is the complete and exclusive
               ----------------
statement of the agreement between the parties with respect to the transactions contemplated hereby and supersedes any prior proposal, agreement or communication relating to the subject matter of this Agreement, and may not be modified except by writing signed by all of the parties hereto.

          5.8  Waiver of Breach.  The failure of any party hereto at any time to
               ----------------
require performance by the other shall in no way affect their right thereafter to enforce the same, nor shall the waiver by either party hereto of any breach of any provision(s) hereof be taken or held to be a waiver of any succeeding breach or as a waiver of the provision itself.

          5.9  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Except as provided in Section 3.1 herein and above, which shall be controlling, Univision may transfer or assign its rights and obligations hereunder.

          5.10 Attorneys' Fees.  If any action is brought to enforce the terms
               ---------------
of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which the party may be entitled.

          5.11 Survival.  Except as otherwise provided in this Agreement, none
               --------
of the terms, provisions, agreements or representations contained in this Agreement shall survive the termination of this Agreement.

          5.12 Counterparts.  This Agreement may be executed simultaneously in
               ------------
multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date and, as applicable in their respective corporate names by their duly authorized officers.

                               UNIVISION COMMUNICATIONS INC.,

                               a Delaware corporation

                               By: /s/ Andrew W. Hobson

                               Name:___________________________
                               Title:__________________________
                               ________________________________
                               ________________________________

                               ENTRAVISION COMMUNICATIONS
                               COMPANY, L.L.C.,
                               a Delaware limited liability company

                               By: /s/ Walter F. Ulloa  /s/ Philip C. Wilkinson

                               Name:___________________________
                               Title:__________________________
                               ________________________________
                               ________________________________

                               BORROWERS

                               KSMS-TV, INC.

                               By: /s/ Walter F. Ulloa

                               Name: __________________________
                               Title: _________________________

                               11900 Olympic Boulevard, Suite 590
                               Los Angeles, California 90064
                               Fax No.: (310) 979-8804

                               TIERRA ALTA BROADCASTING, INC.

                               By: /s/ Walter F. Ulloa

                               Name: __________________________
                               Title: _________________________

                               22 Commerce Center Way
                               Henderson, Nevada  89015
                               Fax No.: (702) _____________

                               CABRILLO BROADCASTING
                               CORPORATION

                               By: /s/ Philip C. Wilkinson
                               Name: ____________________________________
                               Title: ___________________________________

                               KBNT-TV, Channel 19
                               5764 Pacific Center Boulevard, Suite 110
                               San Diego, California 92121
                               Fax No.: (619) 597-1909

                               GOLDEN HILLS BROADCASTING
                               CORPORATION

                               By: /s/ Walter F. Ulloa
                               Name: ____________________________________
                               Title: ___________________________________

                               KCEC
                               777 Grant Street, Suite 110
                               Denver, Colorado 80203

                               Fax No.:  (303) 832-3410

                               LAS TRES PALMAS CORPORATION

                               By: /s/ Walter F. Ulloa
                               Name: ____________________________________
                               Title: ___________________________________

                               KVER-TV
                               41601 Corporate Way
                               Palm Desert, California  92260-1904
                               Fax No.: (619) 341-0951

                               MANAGING MEMBERS

                               WALTER E. ULLOA

                               /s/ Walter F. Ulloa

                               PHILIP C. WILKINSON

                               /s/ Philip C. Wilkinson

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

EXHIBITS

Exhibit A  Non-Negotiable Subordinated Note and Option Agreement

Exhibit B  Credit Agreement

Exhibit C  Operating Agreement

The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit upon request.

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